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                                                                 EXHIBIT 4.3

                                   HYSEQ, INC.
                              NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

                                   I. GENERAL

         A.   PURPOSE:

         Hyseq Inc., a Nevada corporation (the "COMPANY"), hereby adopts this Non-Employee Director Stock Option Plan, subject to stockholder approval. This plan shall be known as the HYSEQ, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN (the "PLAN"). The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase stockholder value by:
(a) motivating superior performance by means of long-term performance related incentives, (b) encouraging, and providing a means to obtain, an ownership interest in the Company, (c) attracting and retaining outstanding talent by providing incentive compensation opportunities competitive with other companies and (d) enabling non-employee directors to participate in the long-term growth and financial success of the Company.

         B.   ADMINISTRATION:

              1. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "BOARD") or such other committee of directors as is designated by the Board (the "COMMITTEE"), which shall consist of two or more members. The members shall be appointed by the Board, and any vacancy on the Committee shall be filled by the Board.

              2. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (ii) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons.

              3. All expenses associated with the Plan shall be borne by the Company.

              4. The Committee may, to the extent that any such action will not prevent the Plan from complying with Rule 16b-3, delegate any of its authority hereunder to such persons as it deems appropriate.


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         C.   PARTICIPATION:

         Only directors of the Corporation who, at the time an Option is granted, meet the following criteria (a "PARTICIPANT") shall be entitled to participate in the Plan: (a) the director is not and has not been for at least two years, an employee or officer of the Corporation or any subsidiary of the Corporation; and (b) the director does not receive compensation directly or indirectly as a consultant, or in any capacity other than as a director, in excess of $60,000 in any year.

         D.   TYPES OF AWARDS UNDER PLAN:

         Awards under the Plan will be in the form of non-statutory Stock Options ("OPTIONS"), as described in Article II.

         E.   SHARES SUBJECT TO THE PLAN:

         Shares of stock covered by Options granted under the Plan may be, in whole or in part, authorized and unissued or treasury shares of the Company's common stock, $.001 par value per share, or such other shares as may be substituted pursuant to Section 3.2 ("COMMON STOCK"). The maximum number of shares of Common Stock which may be issued for all purposes under the Plan shall be 72,000 (subject to adjustment pursuant to Section 3.2). Any shares of Common Stock subject to an Option which, for any reason, is canceled or terminated without been exercised, shall again be available for Options under the Plan. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

         F.   GENDER AND NUMBER:

         Except when otherwise indicated by the contest, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                               II.  STOCK OPTIONS

         A.   AWARD OF STOCK OPTIONS:

         Effective on the date on which a Director first becomes a member of the Board of Directors of the Company, commencing with Directors who first become members on or after September 5, 1996 ("NEW DIRECTORS"), each New Director who satisfies the conditions set forth in Section 1.3 will automatically be awarded a stock option (an "INITIAL OPTION" or the "INITIAL OPTIONS") under the Plan to purchase 12,000 shares of Common Stock (subject to adjustment pursuant to . Effective on the date of each Annual Meeting of the Stockholders, commencing with the Annual Meeting of the Stockholders held in 1997. each Director then in office who satisfies the conditions set forth in Section 1.3, will automatically be awarded a stock option (a "SUBSEQUENT OPTION" or the "SUBSEQUENT OPTIONS," collectively with the "INITIAL OPTIONS"


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referred to herein as an "OPTION" or "OPTIONS") to purchase that number of shares which, when added to shares underlying other options held by the Director which vest in that following the year in which the Participant receives the Initial Option. The Initial Option shall continue to be exercisable until the first to occur of the tenth anniversary of the date of grant or one month following the date the Director ceases to be a Participant. Each of a Director's Subsequent Options shall become exercisable on the date of grant (the date of each Annual Meeting) and shall continue to be exercisable until the first to occur of the tenth anniversary of the date on which the Subsequent option(s) was granted or one month following the date the Director ceases to be a Participant. Notwithstanding the foregoing, in the event that the death or disability of the Director occurs, all outstanding Options will be exercisable by the Director (or his legal representative or designated beneficiary) for one year following the Director's death or disability, provided, however, if the Option is exercised within the first six months after it becomes exercisable, any shares of Co on Stock issued on such exercise may not be sold until the six month anniversary of the date of the grant of the Option.

                         III.   MISCELLANEOUS PROVISIONS

         A.   NON-TRANSFERABILITY:

         No Option under the Plan, and no interest therein, shall be transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution. All Options shall be exercisable or received during the Participant's lifetime only by the Participant or his legal representative. Any transfer contrary to this Section
3.1 will nullify the Option.

         B.   ADJUSTMENTS UPON CERTAIN CHANGES:

              1. If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to Options. A corresponding adjustment to the consideration payable with respect to Options granted prior to any such change shall also be made. Any such adjustment, however, shall be made without change in the total payment, 1f any, applicable to the portion of the Option not exercised but with a corresponding adjustment in the price for each share.

              2. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or upon sale of all or substantially all of the Company's property, the Plan shall terminate, and any outstanding Options shall terminate and be forfeited. Notwithstanding the foregoing, the Committee may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation



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of the Options theretofore granted or the substitution by such corporation for such Options of options covering the stock of the Successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Options shall continue in the manner and under the terms as provided; or (iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Options.

         C.   TAX WITHHOLDING:

              1. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

              2. Subject to the consent of the Committee, due to the exercise of an option, a Director may make an irrevocable election (an "ELECTION") to (A) have shares of Common Stock otherwise issuable upon such exercise withheld, or
(B) tender back to the Company shares of Common Stock received pursuant to such exercise or (C) deliver back to the Company pursuant to such exercise previously acquired shares of Common Stock of the Company having a Fair Market Value sufficient to satisfy all or part of the Director's estimated tax obligations associated with the transaction. Such Election must be made by a Director prior to the date on which the relevant tax obligation arises (the "TAX DATE"). The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Option under this Plan that the right to make Elections shall not apply to such Options.

         D.   CONDITIONS ON OPTIONS:

         In addition to the other terms hereof, in the event a Participant's status as a non-employee director ceases by reason of disability while holding any Option, the rights of such Participant to any such Option shall be subject to the conditions that until any such Option is exercised, he shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company and (b) be available at reasonable times for consultations (which shall not require substantial time or effort) at the request of the Company's management with respect to phases of the business with which he was actively connected, but such consultations shall not be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that either of the above conditions is not fulfilled, the Participant shall forfeit all rights to any unexercised Option held on the date of the breach of condition. Any determination by the Board of the Company, which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in a competitive business or activity as aforesaid or has not been available for consultations an aforesaid shall be conclusive.


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         E.   AMENDMENT, SUSPENSION AND TERMINATION OF PLAN:

              1. The Board may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board may deem advisable in order that any Options thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to enjoy the benefits of any change in applicable law or regulations, or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without stockholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Stock is listed, (i) except as provided in Section 3.2, materially increase the number of shares of Common Stock which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to Participants under the Plan, or (iv) extend the termination date of the Plan. No such amendment, suspension or termination shall (A) impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby or (B) make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption period provided by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "EXCHANGE ACT").

              2. The Committee may amend or modify any outstanding Options, in any manner to the extent that the Committee would have had the authority under the Plan to initially award such Options, as so modified or amended, including, without limitation, to change the date or dates as of which such Options may be exercised. No such amendment or modification shall impair the rights of any Participant under any such Option without the consent of such Participant.

         F.   DEFINITIONS AND OTHER GENERAL PROVISIONS:

              1. The term "disability" as used under the Plan shall mean a finding by the Committee that a Participant is fully and permanently unable to serve as a director of the Company because of a physical or mental disability.

              2. The term "Fair Market Value" as it relates to Common Stock on any given date means (i) the mean of the high and low sales prices of the Company's Common Stock as reported by the Composite Tape of the New York Stock Exchange (or, if not so reported, on any domestic stock exchanges on which the Common Stock is then listed); or (ii) if the Common Stock is not listed on any domestic stock exchange, the mean of the high and low sales prices of the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices as so reported; or, (iii) if the Common Stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or (ii) above using the reported sale prices or quotations on the last previous date on which so report; or


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(iv) if none of the foregoing clauses apply, the fair value as determined in good faith by the Board or the Committee.

         G.   LISTING, REGISTRATION AND LEGAL COMPLIANCE:

         Each Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of such Option, or any shares of Common Stock or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue, delivery or purchase of shares of Common Stock or other property thereunder, no such Option may be exercised or paid in Common Stock or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Committee and the holder of the Option will supply the Company with such certificates, representation and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Option which, in the discretion of the Committee, are necessary or desirable in order to comply with said Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options may be exercised, the Committee may, in its discretion and without the holders' consent, so reduce such period on not less than 15 days written notice to the holders thereof.

         H.   LOANS:

         The Committee may provide for the Company to make loans to finance the exercise of any Option as well as the estimated or actual amount of any taxes payable by the holder as a result of-the exercise or payment of any Option and may prescribe, or may empower the Company to prescribe, the other terms and conditions (including but not limited to the interest rate, maturity date and whether the loan will be secured or unsecured) of any such loan.

         I.   INDEMNIFICATION:

         Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the came before he



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undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persona may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         J.   BENEFICIARY DESIGNATION:

         Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

         K.   RIGHTS OF PARTICIPANTS:

         Nothing in the Plan shall interfere with or limit in any way the right of the Stockholders to terminate any Participant as a director, nor confer upon any Participant any right to continue as a Director of the Company for any period of time.

         L.   REQUIREMENTS OF LAW, GOVERNING LAW:

         The granting of Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California. The provisions of the Plan shall be interpreted as to comply with the conditions or requirements of Rule 16b-3 under the Exchange Act, unless a contrary interpretation of any such provisions is otherwise required by applicable law.

         M.   EFFECTIVE DATE:

         This Stock Option Plan, having been approved by the holders of a majority of the shares of Common Stock and Series A Preferred Stock at the Annual Meeting of the Stockholders held on October 24, 1996, shall be deemed effective as of October 24, 1996. No awards of Options shall be made hereunder after October 23, 2005.



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                               AMENDMENT NO. 1 TO
                        HYSEQ, INC. NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

         WHEREAS, the Board of Directors of Hyseq, Inc. has approved that certain Amendment No. 1 to the Hyseq, Inc. Non-Employee Director Stock Option Plan (the "Plan"), effective March 16, 1998.

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1.   Article II.D.1 shall be amended to read as follows:

              1.        Options may be exercised by the delivery of written
                   notice of exercise and payment of the aggregate Option Price for the shares to be purchased to the Corporate Secretary of the Corporation. On the date specified in such written notice, the Company shall accept payment for the Option shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee. If approved in advance by the Committee, payment may also be made (i) by delivering shares of Common Stock already owned for at least six (6) months by the Participant and which have a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by authorizing the Company to retain Option shares that otherwise would be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iii) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called "cashless" exercise); or (iv) by any combination of the foregoing. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.

         2.   Article II.D.3 shall be amended to read as follows:

              3.        One half of the Participant's Initial Option shall be
                   exercisable on the date of grant and one fourth of the Initial Option shall become exercisable on the date of the Annual Meeting of the Stockholders held in each of the two years following the year in which the Participant receives the Initial Option. The Initial Option shall continue to be exercisable until the tenth anniversary of the date of grant. Each of a Director's Subsequent Options shall



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                   become exercisable on the date of grant (the date of each
                   Annual Meeting) and shall continue to be exercisable until the tenth anniversary of the date on which the Subsequent Option(s) was granted. Notwithstanding the foregoing, in the event a Participant's status as a non-employee director ceases as the result of his termination for cause, all of the Participant's outstanding options shall immediately terminate.

         3.   Article III.F shall be amended by adding the following Paragraph
              3:

              3.        The term "cause" as used under the Plan shall be deemed
                   to include (but shall not be limited to) wrongful appropriation of funds of the Company, divulging confidential information about the Company to the public, the commission of a gross misdemeanor or felony, or the performance of any similar action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company to constitute substantial cause for termination. The determination of the Board or the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.



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                               AMENDMENT NO. 2 TO
                        HYSEQ, INC. NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

         WHEREAS, the Board of Directors of Hyseq, Inc. has approved that certain Amendment No. 2 to the Hyseq, Inc. Non-Employee Director Stock Option Plan (the "Plan"), effective March 16, 1998.

         NOW, THEREFORE, Article II.D.3 of the Plan is hereby amended by adding the following paragraph at the end of that section:


                        The foregoing notwithstanding, in the event of a "change
                   of control," all Options granted under the Plan, whether or not exercisable at the time of the change of control, shall become immediately exercisable. A change of control shall be deemed to occur on the earliest of (a) the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Stock"); (b) the commencement by any entity, person, or group (other than the Company or a subsidiary of the Company) of a tender offer or an exchange offer for more than 50% of the outstanding Voting Stock of the Company; (c) the effective time of (1) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger hold less than 50% of the Voting Stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock; and
                   (d) the election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (1) three directors, or (2) directors constituting a majority of the number of directors of the Company then in office.